Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275477 and 333-275478 on Form F-3 and Registration Statement Nos. 333-274652 and 333-290645 on Form S-8  of our report dated April 15, 2026, relating to the financial statements of Toro Corp. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants
Athens, Greece
April 15, 2026